UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2017

Energy XXI Gulf Coast, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-38019	20-4278595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 1021 Main, Suite 2626
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 351-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant’s Certifying Accountant

On March 7, 2017, the Audit Committee of the Board of Directors of Energy XXI Gulf Coast, Inc. (the “Company”) approved the dismissal of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm, subject to the completion by Ernst & Young LLP of their client acceptance procedures. These procedures were completed on March 9, 2017 (the “Dismissal Date”). On the Dismissal Date, the Company notified BDO of its dismissal effective immediately.

The reports of BDO on the financial statements of the Company and its predecessor, Energy XXI Ltd, for the transition period ended December 31, 2016 and for the years ended June 30, 2016 and 2015 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report for the year ended June 30, 2016, included an explanatory paragraph that described conditions that raised substantial doubt about the Company’s ability to continue as a going concern as described in Notes 1 and 3 to the financial statements and the audit report of BDO on the effectiveness of our internal control over financial reporting as of June 30, 2015 contained an adverse opinion on our internal control over financial reporting due to material weaknesses involving internal controls and procedures described below.

In connection with its audits of the transition period ended December 31, 2016 and the years ended June 30, 2016 and 2015 and reviews of the Company’s financial statements through the Dismissal Date, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused them to make reference thereto in their reports on the financial statements, and no reportable events as set forth in Item 304(a)(1)(v) of Regulation S-K, except that in its 2015 report BDO advised that internal controls necessary for the registrant to develop reliable financial statements did not exist as a result of material weaknesses involving internal controls and procedures related to the following:

(i)	management failed to design and maintain controls over the documentation of hedge designations to provide reasonable assurance that derivative contracts would be properly recorded and disclosed in the consolidated financial statements; and

(ii)	the Company’s Chief Executive Officer failed to disclose certain potential conflicts of interests which, given his leadership position and the visibility and importance of his actions to the Company’s overall system of controls, is considered a material weakness in the Company’s control environment.

At the time of the material weaknesses, the matters disclosed in this Current Report on Form 8-K (this “Form 8-K”) were discussed by the Audit Committee and management with representatives of BDO.

The Company has authorized BDO to respond fully to the inquiries of the successor independent registered public accounting firm as detailed below.

The Company has provided BDO with a copy of the disclosures required by Item 304(a) of Regulation S-K contained in this Form 8-K and has requested that BDO furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether BDO agrees with the statements made by the Company in this Form 8-K and, if not, stating the respects in which it does not agree. A copy of BDO’s letter, dated March 9, 2017, is filed as Exhibit 16.1 to this Form 8-K.

Also, on the Dismissal Date, the Audit Committee approved the engagement of Ernst & Young LLP as its new independent registered public accounting firm. The Company’s Audit Committee unanimously approved and authorized the change, directed the process of review of candidate firms to replace BDO and made the final decision to engage Ernst & Young LLP.

During the two most recent fiscal years and through the Dismissal Date, the Company has not consulted with Ernst & Young LLP on any matter that involved the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
16.1	Letter, dated March 9, 2017 from BDO USA, LLP addressed to the U.S. Securities Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2017	By:	/s/ Michael S. Reddin
Michael S. Reddin
Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter, dated March 9, 2017 from BDO USA, LLP addressed to the U.S. Securities Exchange Commission